SPHERE 3D CORP.

ADOPTS LIMITED-DURATION SHAREHOLDER RIGHTS AGREEMENT

Stamford, Connecticut, August 10, 2026 - Sphere 3D Corp. ("Sphere" or the "Company") (Nasdaq: ANY) announces today that its board of directors (the "Board") has approved the adoption of a limited-duration shareholder rights plan (the "SRP") pursuant to a shareholder rights plan agreement entered into with TSX Trust Company, as rights agent, dated August 10, 2026.

The Board, in consultation with its independent advisors, adopted the SRP in response to the substantial accumulation of the Company's common shares. The SRP has been adopted to help ensure that all shareholders of the Company are treated fairly and equally in connection with any unsolicited take-over bid or other acquisition of control of the Company (including by way of a "creeping" take-over bid) and that the Board has the opportunity to identify, solicit, develop and negotiate value-enhancing alternatives to any unsolicited take-over bid or similar transaction. The SRP is not intended to deter any proposal, or to prevent the Board from considering any offer, that the Board determines to be in the best interests of the Company and its shareholders.

Sphere recently completed its business combination with Cathedra Bitcoin and is advancing a refreshed strategic vision to operate and expand scalable power and data center capacity for high-performance computing and artificial intelligence workloads. Given the pending change of the Company's name to DarkHorse Technologies, together with a new board of directors and new management, the Company believes it is entering an exciting growth opportunity. The Board and management are focused on executing this strategy in a disciplined manner and positioning the Company to create sustainable, long-term value for its shareholders. The Board adopted the SRP to help ensure that the appropriate protections are in place to allow this vision to be executed for the benefit of all shareholders.

Pursuant to the SRP, one right will attach to each common share of the Company outstanding as of the effective time under the SRP. The rights will initially trade with Company common shares and will generally become exercisable only if any acquiring person (or persons acting as a group) acquires 20% or more of the outstanding common shares of the Company. Subject to the terms of the SRP, in the event that rights become exercisable under the SRP, holders of the rights (other than the acquiring person and its related parties) will be permitted to exercise their rights to purchase additional common shares of the Company at a substantial discount to the then market price of the Company's common shares. Taking up common shares pursuant to a "Permitted Bid" would not trigger the SRP.

The SRP is effective immediately and will expire at the close of business on August 10, 2027, unless earlier terminated, exchanged or redeemed in accordance with its terms. The record time for the issuance of the Rights will be the close of business on August 20, 2026, which is ten days after the effective date of the SRP.

Additional information regarding the SRP will be contained in a Form 8-K filing with the U.S. Securities and Exchange Commission (the "SEC"). This filing will be available on the SEC's website at www.sec.gov.

Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor to Sphere with respect to the SRP.

About Sphere

Sphere 3D Corp. (Nasdaq: ANY) is a digital infrastructure company focused on operating and expanding scalable power and data center assets for high-performance computing, AI workloads, and digital asset infrastructure. Following its business combination with Cathedra Bitcoin, Sphere 3D operates a diversified platform with approximately 53 MW of operating power capacity across multiple U.S. data center locations and a development pipeline exceeding 100 MW of potential expansion opportunities. The Company combines infrastructure ownership, energy optimization expertise, and capital markets access to pursue long-term value creation across next-generation compute infrastructure. For more information, visit www.sphere3d.com.

Cautionary Language on Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, including statements in this press release regarding the Company's future financial or operating performance, business strategy, outlook, market opportunities and expectations, the adoption, terms, anticipated benefits and expected consequences of the SRP, and the potential effects of the SRP on any acquisition or accumulation of the Company's Common Shares. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions. Expectations and beliefs regarding matters discussed herein may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the possibility that the SRP may not achieve its intended purpose, may discourage, delay or prevent a transaction that some or all of the Company's shareholders might consider to be in their best interests, or may otherwise affect the trading price of the Common Shares; the risk of litigation or other proceedings relating to the adoption, terms or operation of the SRP; and the Company's expectations regarding the execution of its strategic plan. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the SEC, including Sphere 3D's reports filed on Form 10-K, Form 10-Q and Form 8-K and in other filings made by Sphere 3D with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, which are subject to change. Sphere 3D undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

For further information, please contact:
investor.relations@sphere3d.com